Exhibit 10.3

HELIO CORPORATION

Unanimous Written Consent of the Board of Directors

Approving Equitable Adjustments to the Company's Equity Incentive Plans

in Connection with the 1-for-5 Reverse Stock Split

July 20, 2026

The undersigned, being all of the members of the Board of Directors (the "Board") of Helio Corporation, a Florida corporation (the "Corporation"), acting pursuant to Section 607.0821 of the Florida Business Corporation Act (the "FBCA") and the Bylaws of the Corporation, hereby adopt the following resolutions by unanimous written consent in lieu of a meeting:

WHEREAS, the Board previously approved a reverse stock split of the Corporation's issued and outstanding Common Stock at a ratio of one-for-five (1-for-5), such that every five (5) shares of the Corporation's issued and outstanding Common Stock shall be automatically combined and converted into one (1) share of Common Stock, without any change in the par value per share (the "Reverse Stock Split");

WHEREAS, the Reverse Stock Split became effective at 12:01 a.m. Eastern Time on July 20, 2026 (the "Effective Time");

WHEREAS, the Corporation maintains the Helio Corporation 2018 Equity Incentive Plan (the "2018 Plan") and the Helio Corporation 2025 Equity Incentive Plan (the "2025 Plan" and, together with the 2018 Plan, the "Plans");

WHEREAS, the 2018 Plan has been superseded by the 2025 Plan with respect to future grants, no further awards are made under the 2018 Plan, and only previously granted awards remain outstanding thereunder;

WHEREAS, Section 8.1 of each of the Plans authorizes the Board to make appropriate and equitable adjustments to the Plans and to outstanding awards in the event of a Capitalization Adjustment, including a reverse stock split or combination of shares;

WHEREAS, Section 3.1 of the 2025 Plan currently reserves 2,250,000 shares of Common Stock for issuance thereunder;

WHEREAS, the Board has determined that the Reverse Stock Split constitutes a Capitalization Adjustment under each of the Plans that requires equitable adjustments to preserve the economic value of all outstanding awards and to appropriately adjust the share reserve under the 2025 Plan; and

WHEREAS, the Board desires to confirm and approve the equitable adjustments required under the applicable provisions of each of the Plans to be effective as of the Effective Time.

NOW, THEREFORE, the following resolutions are adopted:

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1.                   EFFECTIVENESS OF ADJUSTMENTS

RESOLVED, that, notwithstanding the date on which this Written Consent is executed by the directors, the adjustments approved herein shall become effective automatically as of the Effective Time (12:01 a.m. Eastern Time on July 20, 2026), which is the effective time of the Corporation's 1-for-5 Reverse Stock Split; and the Board hereby confirms that the adjustments authorized by this Written Consent are effective as of the Effective Time and shall be applied as of such time for all purposes under the applicable Plans;

2.                   ADJUSTMENTS UNDER THE 2018 EQUITY INCENTIVE PLAN

RESOLVED, that, effective as of the Effective Time, and pursuant to Section 8.1 of the 2018 Plan, each outstanding Equity Incentive (as defined in the 2018 Plan), including each outstanding stock option, restricted stock award, restricted stock unit, stock appreciation right, performance award, deferred stock award and every other outstanding equity award under the 2018 Plan, shall be proportionately adjusted to reflect the Reverse Stock Split;

RESOLVED, that, effective as of the Effective Time, the number of shares of Common Stock subject to each such outstanding award under the 2018 Plan shall be proportionately adjusted in accordance with the 1-for-5 ratio of the Reverse Stock Split;

RESOLVED, that, effective as of the Effective Time, the exercise price, purchase price, grant price, base price or other applicable per-share amount for each such outstanding award under the 2018 Plan shall be proportionately adjusted in accordance with the 1-for-5 ratio of the Reverse Stock Split;

RESOLVED, that, effective as of the Effective Time, all other numerical limitations applicable to outstanding awards under the 2018 Plan shall be proportionately adjusted to reflect the Reverse Stock Split;

RESOLVED, that any fractional shares or fractional award interests resulting from the foregoing adjustments shall be treated in accordance with the terms of the 2018 Plan and the determination of the Board;

RESOLVED, that, because the 2018 Plan has been superseded by the 2025 Plan with respect to future grants and no further awards are or will be granted under the 2018 Plan, no adjustment to any share reserve under the 2018 Plan is required or made hereby;

3.                   ADJUSTMENTS UNDER THE 2025 EQUITY INCENTIVE PLAN

RESOLVED, that, effective as of the Effective Time, and pursuant to Section 8.1 of the 2025 Plan, the aggregate number of shares of Common Stock reserved for issuance under Section 3.1 of the 2025 Plan shall be proportionately adjusted from 2,250,000 shares to 450,000 shares to reflect the Reverse Stock Split;

RESOLVED, that, effective as of the Effective Time, and pursuant to Section 8.1 of the 2025 Plan, each outstanding stock option, restricted stock award, restricted stock unit, stock appreciation right, performance award, deferred stock award and every other outstanding equity award under the 2025 Plan shall be proportionately adjusted to reflect the Reverse Stock Split;

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RESOLVED, that, effective as of the Effective Time, the number of shares of Common Stock subject to each such outstanding award under the 2025 Plan shall be proportionately adjusted in accordance with the 1-for-5 ratio of the Reverse Stock Split;

RESOLVED, that, effective as of the Effective Time, all exercise prices, purchase prices, grant prices, base prices and other per-share amounts applicable to outstanding awards under the 2025 Plan shall be proportionately adjusted in accordance with the 1-for-5 ratio of the Reverse Stock Split;

RESOLVED, that, effective as of the Effective Time, every other numerical limitation subject to adjustment under Section 8.1 of the 2025 Plan shall be proportionately adjusted to reflect the Reverse Stock Split;

RESOLVED, that any fractional shares or fractional award interests resulting from the foregoing adjustments shall be handled in accordance with the terms of the 2025 Plan and the determination of the Board;

RESOLVED, that the adjustments set forth in this Section 3 constitute equitable capitalization adjustments required pursuant to Section 8.1 of the 2025 Plan and do not constitute new grants of awards, a repricing of any award, or a discretionary amendment to the 2025 Plan;

4.                   AMENDMENT TO SECTION 3.1 OF THE 2025 PLAN

RESOLVED, that, following the automatic Section 8.1 capitalization adjustment reducing the share reserve under the 2025 Plan from 2,250,000 shares to 450,000 shares, the Board has determined that it is advisable and in the best interests of the Corporation and its shareholders to reduce the aggregate number of shares of Common Stock reserved for future issuance under the 2025 Plan from 450,000 shares to 300,000 shares;

RESOLVED, that the Board hereby approves an amendment to Section 3.1 of the 2025 Plan to reflect the reduced share reserve of 300,000 shares and to eliminate the automatic annual ("evergreen") increase to the share reserve, substantially in the form attached hereto as Exhibit A;

RESOLVED, that the foregoing amendment to Section 3.1 of the 2025 Plan is separate from, and in addition to, the automatic capitalization adjustment required by Section 8.1 of the 2025 Plan, and shall not be construed as, or as part of, such capitalization adjustment;

RESOLVED, that the foregoing amendment shall not impair or modify any outstanding award under the 2025 Plan;

RESOLVED, that the foregoing amendment shall become effective upon receipt of any shareholder approval required under the terms of the 2025 Plan, the FBCA or applicable stock exchange rules, and the officers of the Corporation are authorized and directed to submit such amendment for shareholder approval to the extent required;

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5.                   OFFICER AUTHORIZATION

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to implement all adjustments approved by the Board hereunder; to update the Corporation's capitalization records; to revise all equity award schedules and grant records; to coordinate with the Corporation's equity plan administrator; to notify the Corporation's transfer agent and any other appropriate third parties; to execute and deliver any certificates, notices, amendments or ancillary documents necessary or advisable to carry out the intent of these resolutions; and to take any and all further actions reasonably necessary or advisable to effectuate the foregoing resolutions;

6.                   GENERAL AUTHORITY AND RATIFICATION

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take any and all actions and to execute and deliver any and all agreements, instruments, certificates and documents as they may deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions;

RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

[SIGNATURE PAGE FOLLOWS]

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RESOLVED, Approved by the director(s):

/s/ Edward Cabrera___________________________

Edward Cabrera

CEO and Chairman of the Board

/s/ Bruce Campbell___________________________

Bruce Campbell

Director

/s/ Mario Noel Martinez_______________________

Mario Noel Martinez

Director

/s/ Vikas Parti_______________________________

Vikas Parti

Director

/s/ Gregory Delory___________________________

Gregory Delory

Director

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EXHIBIT A

Form of Amendment to Section 3.1 of the

Helio Corporation 2025 Equity Incentive Plan

This Amendment (this "Amendment") to the Helio Corporation 2025 Equity Incentive Plan (the "Plan") is adopted by the Board of Directors of Helio Corporation (the "Corporation") effective as provided below. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

RECITALS

WHEREAS, in connection with the Corporation's 1-for-5 reverse stock split effective at 12:01 a.m. Eastern Time on July 20, 2026, the share reserve under the Plan was automatically adjusted pursuant to Section 8.1 of the Plan from 2,250,000 shares of Common Stock to 450,000 shares of Common Stock; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Corporation and its shareholders to further reduce the aggregate number of shares of Common Stock reserved for future issuance under the Plan from 450,000 shares to 300,000 shares, which reduction is separate from, and in addition to, the automatic capitalization adjustment effected under Section 8.1 of the Plan, and to eliminate the automatic annual ("evergreen") increase to the share reserve set forth in Section 3.1 of the Plan.

AMENDMENT

1.                   Amendment and Restatement of Section 3.1. Section 3.1 (Share Reserve) of the Plan is hereby amended and restated in its entirety to read as follows:

"3.1. Share Reserve. Subject to the provisions of Section 8.1, the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 300,000 shares of Common Stock. The number of shares of Common Stock reserved for issuance under the Plan shall not be subject to any automatic, annual or other 'evergreen' increase."

2.                   Elimination of Automatic Annual Increase. The automatic annual ("evergreen") increase to the share reserve, together with the accompanying illustration, previously set forth in Section 3.1 of the Plan are hereby deleted in their entirety, and the share reserve shall not be subject to any automatic or evergreen increase.

3.                   No Other Changes. Except as expressly amended hereby, Section 3.1 and all other terms and provisions of the Plan shall remain in full force and effect. This Amendment does not impair or modify any outstanding Award under the Plan.

4.                   Effectiveness. This Amendment shall become effective upon receipt of any shareholder approval required under the terms of the Plan, the FBCA or applicable stock exchange rules.

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